EXHIBIT 99.1

                    PRESS RELEASE OF NORTHWEST BANCORP, INC.

                                                                    Exhibit 99.1

                                EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:   William J. Wagner, President and Chief Executive Officer
              (814) 726-2140
           William W. Harvey, Jr., Senior Vice President and Chief Financial
              Officer (814) 726-2140

    Northwest Bancorp, Inc. Announces Annual Earnings and Increased Dividend

Warren, Pennsylvania July 22, 2004

Northwest Bancorp, Inc. (NASDAQ: NWSB) (the "Company") announced net income for the fiscal year ended June 30, 2004 of $50.5 million, or $1.04 per diluted share. This represents an increase of $8.8 million, or 21.2%, over the prior fiscal year when net income was $41.7 million, or $0.87 per diluted share. The increase in earnings resulted primarily from an increase in net interest income of $21.6 million, or 15.6%. Also having a favorable impact on earnings was an after tax gain in the amount of $2.0 million on the sale of investment securities acquired in conjunction with the acquisition of Bell Federal Savings and Loan Association ("Bell").

As of June 30, 2004, the Company had assets of $5.8 billion, an increase of 10.7% for the year. During the same period, net loans receivable, total deposits and shareholders' equity increased by 16.7%, 9.9% and 40.1%, respectively. Net loans receivable increased primarily as a result of strong loan demand throughout the Company's market area and the introduction of a new home equity line of credit product. Deposits increased primarily as a result of the acquisition of Bell. The increase in shareholders' equity is primarily attributed to the Company's incremental stock offering which was completed in August 2003 and raised new capital of approximately $113.0 million.

Net income for the quarter ended June 30, 2004 of $12.6 million, or $0.26 per diluted share represents an increase of $2.8 million, or 28.8% over the same quarter last year when net income was $9.8 million, or $0.20 per diluted share. The current quarter's increase in net income over last year was due primarily to the growth in the Company's loans and deposits.

In making the earnings announcement, William J. Wagner, President and Chief Executive Officer, noted "We are pleased to report our third consecutive year of record earnings. Despite the challenges of generally weak economic conditions and volatile interest rates, we were able to utilize the continued growth of our franchise to significantly improve earnings. If we exclude the gains on the sale of investments for this year and last year, which is income that we do not consider to be core income, our earnings improved 15.5% over the previous year."

Mr. Wagner continued "While we are pleased with our current and past performance, we are also optimistic about the future potential of our Company. Our net interest margin is improving after experiencing some small decreases during the most recent quarter and our percentage of nonperforming assets has started to decline after several years of gradual increases. We are hopeful that strengthening economic conditions and anticipated changes in monetary policy will contribute to continued improvement in this area."

The returns on average shareholders' equity and average assets were 10.66% and 0.88%, respectively for the current fiscal year compared to 12.36% and 0.85% for the prior fiscal year. The annualized returns on average shareholders' equity and average assets were 10.01% and 0.86%, respectively, for the current quarter compared to 11.13% and 0.75% for the same quarter during the prior year.

The Company also announced that its Board of Directors raised the quarterly cash dividend of $0.12 per share, an increase of 20%. The dividend will be paid on August 16, 2004 to shareholders of record as of August 2, 2004. This represents the thirty-ninth consecutive quarter that the Company has paid a dividend since completing its initial public offering in 1994.

Northwest Bancorp, MHC will not waive its right to receive the quarterly dividend in response to additional liquidity needs relating to its ownership of Leeds Federal Savings Bank and First Carnegie Deposit. Applications have been filed to transfer ownership of these two entities to Northwest Bancorp, Inc. After such transfers have occurred, Northwest Bancorp, MHC will seek regulatory approval to resume waiving dividends.

Northwest Bancorp, Inc. is headquartered in Warren, Pennsylvania and operates 132 banking offices in Pennsylvania and 5 banking offices in Ohio through its subsidiary, Northwest Savings Bank. In addition, the Company operates 10 banking offices in western New York through its subsidiary, Jamestown Savings Bank. The Company also operates 47 consumer finance offices in Pennsylvania and 2 consumer finance offices in New York through its subsidiary, Northwest Consumer Discount Company.

Additional information regarding Northwest Bancorp, Inc. can be accessed on-line at www.northwestsavingsbank.com.

--------------------------------------------------------------------------------

In addition to historical information, this release may contain certain forward-looking statements that are based on assumptions and information currently available to management, including assumptions as to changes in market interest rates. These forward-looking statements are subject to various risks and uncertainties including, but not limited to, economic, regulatory, competitive and other factors affecting the Company and its operations. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results may differ materially from those expressed or implied. Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

                    NORTHWEST BANCORP, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                   JUNE 30,         JUNE 30,
                                                        ASSETS                                       2004            2003
-----------------------------------------------------------------------------------------------  -----------     -----------
CASH AND CASH EQUIVALENTS                                                                        $    48,045          75,563
INTEREST-EARNING DEPOSITS IN OTHER FINANCIAL INSTITUTIONS                                            123,034         244,437

MARKETABLE SECURITIES AVAILABLE-FOR-SALE
           (AMORTIZED COST OF $835,610 AND $884,667)                                                 828,829         896,631
MARKETABLE SECURITIES HELD-TO-MATURITY
           (MARKET VALUE OF $588,366 AND $486,922)                                                   588,304         477,821
                                                                                                 -----------     -----------
                     TOTAL CASH, INTEREST-EARNING DEPOSITS AND MARKETABLE SECURITIES               1,588,212       1,694,452

MORTGAGE LOANS - ONE- TO FOUR-FAMILY                                                               2,317,498       2,064,181
COMMERCIAL REAL ESTATE LOANS                                                                         440,864         377,507
CONSUMER LOANS                                                                                       910,388         701,561
COMMERCIAL BUSINESS LOANS                                                                            149,509         130,115
                                                                                                 -----------     -----------
           TOTAL LOANS RECEIVABLE                                                                  3,818,259       3,273,364
ALLOWANCE FOR LOAN LOSSES                                                                            (29,689)        (26,593)
                                                                                                 -----------     -----------
           LOANS RECEIVABLE, NET                                                                   3,788,570       3,246,771

FEDERAL HOME LOAN BANK STOCK, AT COST                                                                 35,655          33,764
ACCRUED INTEREST RECEIVABLE                                                                           21,387          18,714
REAL ESTATE OWNED, NET                                                                                 3,845           3,664
PREMISES AND EQUIPMENT, NET                                                                           79,755          63,190
BANK OWNED LIFE INSURANCE                                                                             90,187          63,397
GOODWILL                                                                                             126,849          76,206
OTHER INTANGIBLE ASSETS                                                                               15,149           3,530
OTHER ASSETS                                                                                          29,014          18,679
                                                                                                 -----------     -----------
           TOTAL ASSETS                                                                          $ 5,778,623       5,222,367
                                                                                                 ===========     ===========


                                         LIABILITIES AND SHAREHOLDERS' EQUITY
-----------------------------------------------------------------------------------------------
LIABILITIES:
           NONINTEREST-BEARING DEMAND DEPOSITS                                                   $   217,667         190,987
           INTEREST-BEARING DEMAND DEPOSITS                                                          645,057         670,935
           SAVINGS DEPOSITS                                                                        1,775,599       1,488,885
           TIME DEPOSITS                                                                           2,047,329       1,912,749
                                                                                                 -----------     -----------
                     TOTAL DEPOSITS                                                                4,685,652       4,263,556

           BORROWED FUNDS                                                                            449,147         465,750
           ADVANCES BY BORROWERS FOR TAXES AND INSURANCE                                              26,594          21,319
           ACCRUED INTEREST PAYABLE                                                                    3,919           4,101
           OTHER LIABILITIES                                                                          11,270          11,709
           JUNIOR SUBORDINATED DEBENTURES                                                            102,062            --
           TRUST PREFERRED SECURITIES                                                                   --            99,000
                                                                                                 -----------     -----------
                     TOTAL LIABILITIES                                                             5,278,644       4,865,435

SHAREHOLDERS' EQUITY:
           PREFERRED STOCK, $.10 PAR VALUE: 10,000,000 SHARES AUTHORIZED, NO SHARES ISSUED              --              --
           COMMON STOCK, $.10 PAR VALUE: 100,000,000 SHARES AUTHORIZED,
                     47,960,287 AND 47,693,981 ISSUED AND OUTSTANDING, RESPECTIVELY                    4,796           4,769
           PAID-IN CAPITAL                                                                           187,427          72,787
           RETAINED EARNINGS                                                                         312,164         271,599
           ACCUMULATED OTHER COMPREHENSIVE INCOME:
                     NET UNREALIZED GAIN/ (LOSS) ON SECURITIES AVAILABLE-FOR-SALE,
                        NET OF INCOME TAXES                                                           (4,408)          7,777
                                                                                                 -----------     -----------
                                                                                                     499,979         356,932
                                                                                                 -----------     -----------
                     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                  $ 5,778,623       5,222,367
                                                                                                 ===========     ===========



                        EQUITY TO ASSETS                                                                8.65%           6.83%
                        BOOK VALUE PER SHARE                                                     $     10.42     $      7.48
                        CLOSING MARKET PRICE                                                     $     22.90     $     16.03
                        FULL TIME EQUIVALENT EMPLOYEES                                                 1,612           1,489
                        NUMBER OF BANKING OFFICES                                                        147             137

                    NORTHWEST BANCORP, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                           THREE MONTHS ENDED                YEAR ENDED
                                                                                 JUNE 30,                     JUNE 30,
                                                                           2004           2003           2004           2003
                                                                       -----------    -----------    -----------    -----------
INTEREST INCOME:
 LOANS RECEIVABLE                                                      $    58,512         55,063        231,226        227,317
 MORTGAGE-BACKED SECURITIES                                                  5,768          6,335         24,324         26,301
 TAXABLE INVESTMENT SECURITIES                                               3,483          2,600         15,057          9,778
 TAX-FREE INVESTMENT SECURITIES                                              2,974          2,237         11,965          8,313
 INTEREST-EARNING DEPOSITS                                                     516            936          1,887          3,910
                                                                       -----------    -----------    -----------    -----------
   TOTAL INTEREST INCOME                                                    71,253         67,171        284,459        275,619

INTEREST EXPENSE:
 DEPOSITS                                                                   23,195         26,102         96,802        109,507
 BORROWED FUNDS                                                              6,924          7,250         28,123         28,131
                                                                       -----------    -----------    -----------    -----------
   TOTAL INTEREST EXPENSE                                                   30,119         33,352        124,925        137,638

   NET INTEREST INCOME                                                      41,134         33,819        159,534        137,981
PROVISION FOR LOAN LOSSES                                                    1,723          2,320          6,842          8,431
                                                                       -----------    -----------    -----------    -----------
   NET INTEREST INCOME AFTER PROVISION
   FOR LOAN LOSSES                                                          39,411         31,499        152,692        129,550

NONINTEREST INCOME:
 SERVICE CHARGES AND FEES                                                    3,612          3,345         13,785         13,428
 TRUST AND OTHER FINANCIAL SERVICES INCOME                                   1,042            901          3,982          3,492
 INSURANCE COMMISSION INCOME                                                   406            225            948          1,188
 GAIN ON SALE OF MARKETABLE SECURITIES, NET                                    279            544          5,386          1,264
 GAIN/ (LOSS) ON SALE OF LOANS, NET                                            125            171            433          1,729
  AIN ON SALE OF REAL ESTATE OWNED, NET
 G                                                                               5            179          1,310            493
 INCOME FROM BANK OWNED LIFE INSURANCE                                       1,029            842          4,004          3,253
 OTHER OPERATING INCOME                                                        511            445          2,092          1,888
                                                                       -----------    -----------    -----------    -----------
   TOTAL NONINTEREST INCOME                                                  7,009          6,652         31,940         26,735

NONINTEREST EXPENSE:
 COMPENSATION AND EMPLOYEE BENEFITS                                         15,831         14,014         62,982         54,445
 PREMISES AND OCCUPANCY COSTS                                                4,048          3,565         15,826         13,537
 OFFICE OPERATIONS                                                           2,590          2,245         10,637          9,790
 PROCESSING EXPENSES                                                         2,219          2,135          9,061          8,295
 ADVERTISING                                                                 1,552          1,084          3,504          3,483
 AMORTIZATION OF INTANGIBLES                                                 1,364            131          4,532            650
 OTHER EXPENSES                                                              1,671          2,190          7,459          7,807
                                                                       -----------    -----------    -----------    -----------
   TOTAL NONINTEREST EXPENSE                                                29,275         25,364        114,001         98,007

 INCOME BEFORE INCOME TAXES                                                 17,145         12,787         70,631         58,278
 FEDERAL AND STATE INCOME TAXES                                              4,570          3,023         20,103         16,587
                                                                       -----------    -----------    -----------    -----------

     NET INCOME                                                        $    12,575          9,764         50,528         41,691
                                                                       ===========    ===========    ===========    ===========

BASIC EARNINGS PER SHARE                                               $      0.26    $      0.20    $      1.05    $      0.88

DILUTED EARNINGS PER SHARE                                             $      0.26    $      0.20    $      1.04    $      0.87

RETURN ON AVERAGE EQUITY                                                     10.01%         11.13%         10.66%         12.36%
RETURN ON AVERAGE ASSETS                                                      0.86%          0.75%          0.88%          0.85%

BASIC COMMON SHARES OUTSTANDING                                         47,949,462     47,680,618     47,816,654     47,626,186
DILUTED COMMON SHARES OUTSTANDING                                       48,487,514     48,240,342     48,399,448     48,157,063

                                        NORTHWEST BANCORP, INC. AND SUBSIDIARIES
                                                   SUPPLEMENTARY DATA
                                                 (DOLLARS IN THOUSANDS)

                                                                                    THREE MONTHS                YEAR
                                                                                    ENDED JUNE 30          ENDED JUNE 30,
                                                                                  2004        2003        2004        2003
                                                                                -------     -------     -------     -------
ALLOWANCE FOR LOAN LOSSES
  BEGINNING BALANCE                                                              29,162      25,346      26,593      22,042
  PROVISION                                                                       1,723       2,320       6,842       8,431
  CHARGE-OFFS                                                                    (1,450)     (1,312)     (5,734)     (5,778)
  RECOVERIES                                                                        254         239       1,063         697
  ACQUISITIONS                                                                       --          --         925       1,201
                                                                                -------     -------     -------     -------
  ENDING BALANCE                                                                 29,689      26,593      29,689      26,593

NET CHARGE-OFFS TO AVERAGE LOANS, ANNUALIZED                                       0.13%       0.13%       0.13%       0.16%


                                                 JUNE 30,
                                            2004         2003
                                         ---------    ---------
NON-PERFORMING LOANS                        32,063       32,613
REAL ESTATE OWNED, NET                       3,845        3,664
                                         ---------    ---------
NON-PERFORMING ASSETS                       35,908       36,277

NON-PERFORMING LOANS TO
  TOTAL LOANS                                0.84%        1.00%
NON-PERFORMING ASSETS TO
  TOTAL ASSETS                               0.62%        0.69%
ALLOWANCE FOR LOAN LOSSES TO
  TOTAL LOANS                                0.78%        0.81%
ALLOWANCE FOR LOAN LOSSES TO
  NON-PERFORMING LOANS                      92.60%       81.54%

                              Average Balance Sheet
                             (Dollars in Thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

                                                  Three Months Ended June 30,
                                2004                                                        2003
-----------------------------------------------------------------------------------------------------------------------------
                                                                     Avg.                                           Avg.
                                         Average                    Yield/          Average                        Yield/
                                         Balance     Interest        Cost           Balance       Interest          Cost
-----------------------------------------------------------------------------------------------------------------------------
ASSETS:
Interest earning assets:
   Loans receivable (a) (b) (d)        $3,762,684   $   58,821      6.25%         $3,212,278     $   55,476      6.91%
   Mortgage-backed securities (c)      $  769,329   $    5,768      3.00%         $  893,724     $    6,335      2.84%
   Investment securities (c) (d) (e)   $  624,456   $    7,927      5.08%         $  396,036     $    5,992      6.05%
   FHLB stock                          $   35,456   $      130      1.47%         $   34,073     $      191      2.24%
   Other interest earning deposits     $  238,638   $      516      0.86%         $  344,375     $      936      1.09%
                                       ----------   ----------                    ----------     ----------

Total interest earning assets          $5,430,563   $   73,162      5.39%         $4,880,486     $   68,930      5.65%

Noninterest earning assets (f)         $  391,162                                 $  326,591
                                       ----------                                 ----------

TOTAL ASSETS                           $5,821,725                                 $5,207,077
                                       ==========                                 ==========

LIABILITIES AND SHAREHOLDERS'
EQUITY:
Interest bearing liabilities:
   Savings accounts                    $1,014,109   $    3,473      1.37%         $  906,973     $    4,077      1.80%
   Now accounts                        $  655,170   $    1,090      0.67%         $  665,800     $    1,989      1.19%
   Money market demand accounts        $  785,515   $    3,164      1.61%         $  551,065     $    2,824      2.05%
   Certificate accounts                $2,059,950   $   15,468      3.00%         $1,916,899     $   17,212      3.59%
   Borrowed funds (g)                  $  447,619   $    4,995      4.46%         $  479,103     $    5,373      4.49%
   Debentures                          $  102,062   $    1,929      7.56%         $   99,000     $    1,877      7.58%
                                       ----------   ----------                    ----------     ----------

Total interest bearing liabilities     $5,064,425   $   30,119      2.38%         $4,618,840     $   33,352      2.89%

Noninterest bearing liabilities          $255,041                                  $237,177
                                         --------                                  --------

Total liabilities                      $5,319,466                                $4,856,017

Shareholders' equity                     $502,259                                  $351,060
                                         --------                                  --------

TOTAL LIABILITIES AND EQUITY           $5,821,725                                $5,207,077
                                       ==========                                ==========

Net interest income/ Interest rate
spread                                              $  43,043       3.01%                        $  35,578       2.76%

Net interest earning assets/ Net
interest margin                        $  366,138                   3.17%        $  261,646                      2.92%

Ratio of interest earning assets to
 interest bearing liabilities                1.07X                                     1.06X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e)  Average balances include FNMA and FHLMC stock.
(f) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(g) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.

                              Average Balance Sheet
                             (Dollars in Thousands)

The following table sets forth certain information relating to the Company's average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

                                                            Years Ended June 30,
                                2004                                                        2003
-----------------------------------------------------------------------------------------------------------------------------
                                                                     Avg.                                           Avg.
                                         Average                    Yield/          Average                        Yield/
                                         Balance     Interest        Cost           Balance       Interest          Cost
-----------------------------------------------------------------------------------------------------------------------------
ASSETS:
Interest earning assets:
   Loans receivable (a) (b) (d)        $3,621,858   $  232,522       6.42%        $3,169,180     $  228,761        7.22%
   Mortgage-backed securities (c)      $  846,439   $   24,324       2.87%        $  724,606     $   26,301        3.63%
   Investment securities (c) (d) (e)   $  658,268   $   32,977       5.01%        $  344,460     $   21,686        6.30%
   FHLB stock                          $   35,730   $      487       1.36%        $   29,649     $      881        2.97%
   Other interest earning deposits     $  209,494   $    1,887       0.90%        $  310,456     $    3,910        1.26%
                                       ----------   ----------                    ----------     ----------

Total interest earning assets          $5,371,789   $  292,197       5.44%        $4,578,351     $  281,539        6.15%

Noninterest earning assets (f)         $  381,396                                 $  313,319
                                       ----------                                 ----------

TOTAL ASSETS                           $5,753,185                                 $4,891,670
                                       ==========                                 ==========

LIABILITIES AND SHAREHOLDERS'
EQUITY:
Interest bearing liabilities:
   Savings accounts                    $1,000,811   $   13,886       1.39%        $  812,530     $   17,701        2.18%
   Now accounts                        $  666,457   $    5,247       0.79%        $  555,515     $    6,873        1.24%
   Money market demand accounts        $  739,373   $   11,990       1.62%        $  498,298     $   11,403        2.29%
   Certificate accounts                $2,067,439   $   65,679       3.18%        $1,928,082     $   73,530        3.81%
   Borrowed funds (g)                  $  464,208   $   20,467       4.41%        $  440,211     $   20,521        4.66%
   Debentures                          $  101,297   $    7,656       7.56%        $   99,000     $    7,610        7.69%
                                       ----------   ----------                    ----------     ----------

Total interest bearing liabilities     $5,039,585   $  124,925       2.48%        $4,333,636     $  137,638        3.18%

Noninterest bearing liabilities        $  239,803                                 $  220,855
                                       ----------                                 ----------

Total liabilities                      $5,279,388                                 $4,554,491

Shareholders' equity                   $  473,797                                 $  337,179
                                       ----------                                 ----------

TOTAL LIABILITIES AND EQUITY           $5,753,185                                 $4,891,670
                                       ==========                                 ==========

Net interest income/ Interest rate
spread                                              $  167,272       2.96%                       $  143,901        2.97%

Net interest earning assets/ Net
interest margin                        $  332,204                    3.11%        $  244,715                       3.14%

Ratio of interest earning assets to
 interest bearing liabilities                1.07X                                      1.06X


(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.
(e)  Average balances include FNMA and FHLMC stock.
(f) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(g) Average balances include FHLB borrowings, securities sold under agreements to repurchase and other borrowings.